Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-212107 on Form S-3 of Par Pacific Holdings, Inc. of our report dated June 10, 2016, relating to the consolidated financial statements of Hermes Consolidated, LLC and subsidiary as of and for the year ended December 31, 2015, appearing in the Current Report on Form 8-K of Par Pacific Holdings, Inc. dated June 14, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

August 16, 2016